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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                FORM 8-A/A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


ENBRIDGE ENERGY MANAGEMENT, L.L.C.                       ENBRIDGE INC.
   (Exact Name of Registrant                      (Exact Name of Registrant
  as Specified in its Charter)                   as Specified in its Charter)

    DELAWARE         APPLIED FOR              ALBERTA, CANADA     NOT APPLICABLE
   (State of        (IRS Employer               (State of        (IRS Employer
 Incorporation     Identification             Incorporation      Identification
or Organization)        No.)                 or Organization)         No.)

   1100 LOUISIANA, SUITE 3300                      3000, 425-1ST STREET SW
      HOUSTON, TEXAS 77002                             CALGARY, ALBERTA
                                                        CANADA  T2P 3L8

(Address of Principal Executive                (Address of Principal Executive
     Offices and Zip Code)                           Offices and Zip Code)

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

    Securities Act registration statement file numbers to which this form relates: 333-89552, 333-89618.

    Securities to be registered pursuant to Section 12(b) of the Act:

               Title of Each Class                              Name Of Each Exchange On Which
               To Be So Registered                              Each Class Is To Be Registered
               -------------------                              ------------------------------
Shares representing limited liability company interests in
Enbridge Energy Management, L.L.C.                                  New York Stock Exchange

Purchase obligation of Enbridge Inc.                                New York Stock Exchange

    Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

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              INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The description of the shares (the "Shares") of Enbridge Energy Management, L.L.C., a Delaware limited liability company, (which are defined as "Listed Shares" in the Amended and Restated Limited Liability Company Agreement of Enbridge Energy Management, L.L.C. (the "LLC Agreement")) is incorporated herein by reference to the information contained under the caption "Description of Our Shares" in the prospectus that forms part of the Registration Statement on Form S-1 (Registration No. 333-89552).

    The description of the purchase obligation (the "Purchase Obligation") of Enbridge Inc., embodied in the LLC Agreement, is incorporated herein by reference to the information contained under the caption "Description of Our Shares" in the prospectus that forms part of the Registration Statement on Form F-3 (Registration No. 333-89618).

    The prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 subsequent to the date of this Registration Statement on Form 8-A/A and prior to the termination of the offering of the Shares (including the Purchase Obligation) shall be deemed to be incorporated herein by reference and to be a part hereof from the date such prospectus is filed.

    The LLC Agreement specifying the terms and provisions of the Shares (including the Purchase Obligation) is incorporated herein by reference.

ITEM 2.   EXHIBITS.

    Reference is made to the Index to Exhibits following the signature pages hereto, the exhibits listed on which have been filed with the Securities and Exchange Commission are incorporated herein by reference.

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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       ENBRIDGE ENERGY MANAGEMENT, L.L.C.

                                       By: /s/ MARK MAKI
                                          ------------------------------------
                                       Name:  Mark Maki
                                       Title:  Controller

Date: July 2, 2002

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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       ENBRIDGE INC.

                                       By: /s/ BLAINE MELNYK
                                          ------------------------------------
                                       Name:  Blaine Melnyk
                                       Title:  Corporate Secretary & Associate
                                               General Counsel

Date: July 2, 2002

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                                INDEX TO EXHIBITS

Exhibit No.  Description of Exhibit
-----------  ----------------------
    1.       Certificate of Formation of Enbridge Energy Management, L.L.C.
             (incorporated herein by reference to Exhibit 3.1 to the Registration
             Statement on Form S-1 (Registration No. 333-89552)).

    2.       Amended and Restated Limited Liability Company Agreement of Enbridge
             Energy Management, L.L.C. (incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (Registration
             No. 333-89552)).

    3.       Form of Certificate representing the Shares of Enbridge Energy
             Management, L.L.C. (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No. 333-89552)).